Exhibit 4.2(a)

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT dated as of June 25, 2004 to the Credit Agreement dated as of December 17, 2003 (the “Credit Agreement”) among EQUISTAR CHEMICALS, LP, a Delaware limited partnership (the “Borrower”); its SUBSIDIARIES from time to time party thereto; the LENDERS from time to time party thereto; BANK ONE, NA, CREDIT SUISSE FIRST BOSTON, and JPMORGAN CHASE BANK, as Co-Documentations Agents; CITICORP USA, INC. and BANK OF AMERICA, N.A., as Co-Collateral Agents; and CITICORP USA, INC., as Administrative Agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

SECTION 2. Amended Definition. The definition of “EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (x)(i) thereof and inserting a comma in place thereof and (ii) inserting the phrase “and (iii) non-cash compensation expense (including deferred compensation expense), determined on a consolidated basis” at the end of clause (x)(ii) thereof.

SECTION 3. Amendment to Article 5. Clause (i) of Section 5.06 of the Credit Agreement is hereby amended by deleting the date “July 31, 2004” therein and inserting the date “December 31, 2004” in the place thereof.

SECTION 4. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 3 of the Credit Agreement will be true in all material respects on and as of the Amendment Effective Date (as defined below) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default will have occurred and be continuing on such date.

SECTION 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 7. Effectiveness. This Amendment shall become effective on the first date when, and simultaneously with the time upon which, the Administrative Agent shall have received counterparts hereof signed by each of the Required Lenders and the Borrowers’ Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it facsimile or other written confirmation from such party of execution of a counterpart hereof by such party) (the “Amendment Effective Date”). Promptly after the Amendment Effective Date occurs, the Administrative Agent shall notify the Borrower, the other Agents and the Lenders thereof, and such notice shall be conclusive and binding on all parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

EQUISTAR CHEMICALS, LP

By:	/s/ KAREN A. TWITCHELL
Name:	Karen A. Twitchell
Title:	Principal Financial Officer

Citicorp USA, Inc.

By:	/s/ DAVID JAFFE
Name:	David Jaffe
Title:	Vice President

BANK OF AMERICA, N.A.

By:	/s/ KEVIN R. KELLY
Name:	Kevin R. Kelly
Title:	Senior Vice President

JPMorgan Chase Bank

By:	/s/ STACEY L. HAIMES
Name:	Stacey L. Haimes
Title:	Vice President

CREDIT SUISSE FIRST BOSTON, ACTING THROUGH ITS CAYMAN ISLANDS BRANCH

By:	/s/ PETER CHAUVIN
Name:	Peter Chauvin
Title:	Vice President

By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Associate

Bank One, N.A.

By:	/s/ J. DEVIN MOCK
Name:	J. Devin Mock
Title:	Director

Congress Financial Corporation (Southwest)

By:	/s/ KENNETH SEPP
Name:	Kenneth Sepp
Title:	Senior Vice President

Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc.

By:	/s/ JAMES M. BETZ
Name:	James M. Betz
Title:	Vice President

Siemens Financial Services, Inc.

By:	/s/ FRANK AMODIO
Name:	Frank Amodio
Title:	Vice President - Credit

AmSouth Bank

By:	/s/ BRUCE KASPER
Name:	Bruce Kasper
Title:	Attorney-in-Fact

NATIONAL CITY BUSINESS CREDIT, INC.

By:	/s/ MICHAEL S. FINE
Name:	Michael S. Fine
Title:	Director

WELLS FARGO FOOTHILL, LLC

By:	/s/ MIKE BARANOWSKI
Name:	Mike Baranowski
Title:	Vice President

State of California Public Employees’ Retirement System

By:	/s/ KEVIN WINTER
Name:	Kevin Winter
Title:	Senior Portfolio Manager

The Bank of New York

By:	/s/ RAYMOND J. PALMER
Name:	Raymond J. Palmer
Title:	Vice President

LaSalle Business Credit, LLC

By:	/s/ A. ROGER CRAIG, JR.
Name:	A. Roger Craig, Jr.
Title:	Vice President

General Electric Capital Corporation

By:	/s/ ROBERT M. KADLICK
Name:	Robert M. Kadlick
Title:	Duly Authorized Signatory

UBS AG, Stamford Branch

By:	/s/ WILFRED V. SAINT
Name:	Wilfred V. Saint
Title:	Director
Banking Products Services, US

By:	/s/ SALTOZ SIKKA
Name:	Saltoz Sikka
Title:	Associate Director Banking Products Services, US

GMAC Commercial Finance, LLC

By:	/s/ ROBERT F. MCINTYRE
Name:	Robert F. McIntyre
Title:	Director

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